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Exhibit 23.2

Consent of Independent Certified Public Accountants

Neogen Corporation
Lansing, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 14, 2000, relating to the consolidated financial statements and schedule of Neogen Corporation and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended May 31, 2002.

                                                                BDO SEIDMAN, LLP

Troy, Michigan
December 2, 2002